Exhibit 99.1

Leslie’s, Inc. Announces Record Results for Fourth Quarter & Fiscal 2022;

Provides Fiscal 2023 Outlook

•
Fourth quarter and Fiscal 2022 sales increased 16.3%; Comparable sales growth of 10.2% in the fourth quarter and 10.6% in Fiscal 2022
•
Diluted earnings per share increased 34.8% to $0.31 in the fourth quarter and increased 26.9% to $0.85 in Fiscal 2022; Adjusted diluted earnings per share increased 34.6% to $0.35 in the fourth quarter and increased 11.8% to $0.95 in Fiscal 2022
•
Fourth quarter Adjusted EBITDA increased 21.3% to $99.5 million; Fiscal 2022 Adjusted EBITDA increased 8.0% to $292.3 million
•
Expects Fiscal 2023 sales of $1,560 to $1,640 million, Adjusted diluted earnings per share of $0.78 to $0.86 and Adjusted EBITDA of $280 to $310 million

PHOENIX, November 30, 2022 – Leslie's, Inc. (“Leslie's”, “we”, “our” or “its”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the fourth quarter and Fiscal 2022.

The Company will host a meeting for investors and analysts today to review the drivers of its Fiscal 2022 performance, Fiscal 2023 guidance and the Company’s growth opportunities. Please refer to the “Investor Day Webcast” section below for details.

Mike Egeck, Chief Executive Officer, commented, “We are pleased to close out the year on a strong note with 16.3% sales growth, a 30.1% increase in net income, and a 21.3% increase in Adjusted EBITDA for the fourth quarter. This performance was enabled by the outstanding work of our supply chain team driving strong DC performance in the quarter. For the full year, execution of our strategic growth initiatives resulted in record sales, gross profit and Adjusted EBITDA, as well as market share gains.

“Looking ahead, while we anticipate a challenging macro-economic backdrop for Fiscal 2023, we remain focused on delivering against our long-term objectives supported by the recurring non-discretionary demand of the aftermarket pool industry, the competitive advantages of our integrated network of physical and digital assets and the execution of our strategic growth initiatives,” Mr. Egeck concluded.

Fourth Quarter Highlights

•
Sales increased $66.7 million, or 16.3%, to $475.6 million compared to $408.9 million in the prior year period and comparable sales increased 10.2%.
•
Gross profit increased $29.1 million, or 15.5%, to $217.2 million compared to $188.1 million in the prior year period and gross margin was 45.7% compared to 46.0% in the prior year period. The decrease in gross margin was primarily attributed to business mix.

•
Selling, general and administrative expenses (“SG&A”) increased $13.2 million to $134.1 million compared to $120.9 million in the prior year period, primarily driven by the sales increase, inflationary costs associated with payroll and digital marketing expenses, and non-comparable SG&A related to our acquisitions.
•
Operating income increased $16.0 million, or 23.8%, to $83.1 million compared to $67.1 million in the prior year period.
•
Net income increased $13.4 million, or 30.1%, to $57.9 million compared to $44.5 million in the prior year period.
•
Adjusted net income increased $13.9 million, or 27.5%, to $64.4 million compared to $50.5 million in the prior year period.
•
Diluted earnings per share increased 34.8% to $0.31 compared to $0.23 in the prior year period. Adjusted diluted earnings per share increased 34.6% to $0.35 compared to $0.26 in the prior year period.
•
Adjusted EBITDA increased $17.5 million, or 21.3%, to $99.5 million compared to $82.0 million in the prior year period.

Fiscal 2022 Highlights

•
Sales increased $219.2 million, or 16.3%, to $1,562.1 million compared to $1,342.9 million in the prior year period and comparable sales increased 10.6%.
•
Gross profit increased $78.5 million, or 13.2%, to $673.7 million compared to $595.2 million in the prior year period and gross margin was 43.1% compared to 44.3% in the prior year period. The decrease in gross margin was primarily attributed to business mix.
•
SG&A increased $48.9 million to $435.0 million compared to $386.1 million in the prior year period, primarily driven by the sales increase, inflationary costs associated with payroll and digital marketing expenses, and non-comparable SG&A related to our acquisitions.
•
Operating income increased $29.7 million, or 14.2%, to $238.8 million compared to $209.1 million in the prior year period.
•
Net income increased $32.4 million, or 25.6%, to $159.0 million compared to $126.6 million in the prior year period.
•
Adjusted net income increased $14.9 million, or 9.2%, to $176.4 million compared to $161.5 million in the prior year period.
•
Diluted earnings per share increased 26.9% to $0.85 compared to $0.67 in the prior year period. Adjusted diluted earnings per share increased 11.8% to $0.95 compared to $0.85 in the prior year period.
•
Adjusted EBITDA increased $21.7 million, or 8.0%, to $292.3 million compared to $270.6 million in the prior year period.

Balance Sheet and Cash Flow Highlights

•
Cash and cash equivalents totaled $112.3 million as of October 1, 2022 compared to $343.5 million as of October 2, 2021, a decrease of $231.2 million which was primarily due to the repurchase of common stock, inventory investments, and business acquisitions. As of October 1, approximately $148 million remained available for future purchases under our existing share repurchase program.
•
Inventories totaled $361.7 million as of October 1, 2022 compared to $198.8 million as of October 2, 2021, an increase of $162.9 million which reflected continued investment to meet consumer demand and to mitigate the impact of ongoing supply chain disruptions. Inventories also include amounts associated with acquisitions completed during Fiscal 2022.

•
Funded debt totaled $797.9 million as of October 1, 2022 compared to $806.0 million as of October 2, 2021. There were no borrowings on the revolver as of October 1, 2022.
•
Net cash provided by operating activities totaled $66.6 million during Fiscal 2022 compared to $169.3 million during Fiscal 2021.
•
Capital expenditures totaled $31.7 million during Fiscal 2022 compared to $28.9 million during Fiscal 2021.
•
Net cash used for business acquisitions totaled $107.7 million during Fiscal 2022 compared to $8.9 million during Fiscal 2021.

Fiscal 2023 Outlook

The Company expects the following for Fiscal 2023:

Sales	$1,560 to $1,640 million
Gross profit	$667 to $708 million
Net income	$131 to $146 million
Adjusted net income	$145 to $160 million
Adjusted EBITDA	$280 to $310 million
Adjusted diluted earnings per share	$0.78 to $0.86
Diluted weighted average shares outstanding	185 to 187 million

Investor Day Webcast

The Company will host an Investor Day webcast today, Wednesday, November 30, 2022 at 10:00AM Eastern Time. In addition to discussing fourth quarter and Fiscal 2022 results and issuing guidance for Fiscal 2023, members of the Company’s management team will discuss the industry and Leslie’s strategic growth initiatives. Concurrent with this release, and ahead of the start of the Investor Day event, the Company has made the presentation slides available online at https://ir.lesliespool.com/.

The event will be conducted via video webcast live at https://ir.lesliespool.com/, and an archived replay will be available online at https://ir.lesliespool.com/ for 90 days.

Please note the Company provides investor information, including news and commentary about its business and financial performance, SEC filings, notices of investor events and press and earnings releases, on its investor relations website at https://ir.lesliespool.com/.

About Leslie's

Founded in 1963, Leslie’s is the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry. The Company serves the aftermarket needs of residential and professional consumers with an extensive and largely exclusive assortment of essential pool and spa care products. The Company operates an integrated ecosystem of over 975 physical locations, and a robust digital platform, enabling consumers to engage with Leslie’s whenever, wherever, and however they prefer to shop. Its dedicated team of associates, pool and spa care experts, and experienced service technicians are passionate about empowering Leslie’s consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures and Other Operating Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use certain non-GAAP financial measures and other operating measures, including comparable sales growth and Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings per share, to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. These non-GAAP financial measures and other operating measures should not be considered in isolation or as substitutes for our results as reported under GAAP. In addition, these non-GAAP financial measures and other operating measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales growth is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is defined as earnings before interest (including amortization of debt issuance costs), taxes, depreciation and amortization, management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic project costs, executive transition costs, loss (gain) on disposition of assets, mark-to-market on interest rate cap, and other non-recurring, non-cash or discrete items. Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other companies using similar measures.

Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA is not calculated in the same manner by all companies, and accordingly, is not necessarily comparable to similarly titled measures of other companies and may not be an appropriate measure for performance relative to other companies. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income (loss), cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented Adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

Adjusted net income (loss) and Adjusted earnings per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income (loss) and Adjusted earnings per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income (loss) is defined as net income (loss) adjusted to exclude management fees, equity-based compensation expense, loss on debt extinguishment, costs related to equity offerings, strategic project costs, executive transition costs, loss (gain) on disposition of assets, mark-to-market on interest rate cap, and other non-recurring, non-cash or discrete items. Adjusted diluted earnings per share is defined as Adjusted net income (loss) divided by the diluted weighted average number of common shares outstanding.

Forward Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Our actual results or outcomes could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

•
our ability to execute on our growth strategies;
•
supply disruptions;
•
our ability to maintain favorable relationships with suppliers and manufacturers;
•
competition from mass merchants and specialty retailers;
•
impacts on our business from the sensitivity of our business to weather conditions, changes in the economy (including rising interest rates, recession fears, and inflationary pressures), geopolitical events or conflicts, and the housing market;
•
disruptions in the operations of our distribution centers;
•
our ability to implement technology initiatives that deliver the anticipated benefits, without disrupting our operations;
•
our ability to attract and retain senior management and other qualified personnel;
•
regulatory changes and development affecting our current and future products;
•
our ability to obtain additional capital to finance operations;
•
commodity price inflation and deflation;
•
impacts on our business from epidemics, pandemics or natural disasters;
•
impacts on our business from cyber incidents and other security threats or disruptions; and
•
other risks and uncertainties, including those listed in the section titled “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”).

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described above and our filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release, and, while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	Three Months Ended		Year Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
	(Unaudited)	(Audited)	(Unaudited)	(Audited)
Sales	$475,591	$408,926	$1,562,120	$1,342,917
Cost of merchandise and services sold	258,402	220,862	888,379	747,757
Gross profit	217,189	188,064	673,741	595,160
Selling, general and administrative expenses	134,115	120,948	434,987	386,075
Operating income	83,074	67,116	238,754	209,085
Other expense:
Interest expense	9,581	7,369	30,240	34,410
Loss on debt extinguishment	—	—	—	9,169
Other (income) expenses, net	(10)	460	397	2,377
Total other expense	9,571	7,829	30,637	45,956
Income before taxes	73,503	59,287	208,117	163,129
Income tax expense	15,569	14,746	49,088	36,495
Net income	$57,934	$44,541	$159,029	$126,634
Earnings per share:
Basic	$0.32	$0.23	$0.86	$0.68
Diluted	$0.31	$0.23	$0.85	$0.67
Weighted average shares outstanding:
Basic	183,267	189,582	184,347	185,412
Diluted	184,688	192,729	186,148	190,009

Other Financial Data (1)

(Amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Adjusted EBITDA	$99,542	$81,982	$292,276	$270,613
Adjusted net income	$64,360	$50,514	$176,391	$161,478
Adjusted diluted earnings per share	$0.35	$0.26	$0.95	$0.85

1.
See section titled “GAAP to Non-GAAP Reconciliation”.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	October 1, 2022	October 2, 2021
Assets	(Unaudited)	(Audited)
Current assets
Cash and cash equivalents	$112,293	$343,498
Accounts and other receivables, net	45,295	38,860
Inventories	361,686	198,789
Prepaid expenses and other current assets	23,104	20,564
Total current assets	542,378	601,711
Property and equipment, net	78,087	70,335
Operating lease right-of-use assets	236,477	212,284
Goodwill and other intangibles, net	213,701	129,020
Deferred tax assets	1,268	3,734
Other assets	37,720	25,148
Total assets	$1,109,631	$1,042,232
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable and accrued expenses	$266,972	$233,597
Operating lease liabilities	60,373	61,071
Income taxes payable	12,511	6,945
Current portion of long-term debt	8,100	8,100
Total current liabilities	347,956	309,713
Operating lease liabilities, noncurrent	179,835	160,037
Long-term debt, net	779,726	786,125
Other long-term liabilities	65	3,915
Total liabilities	1,307,582	1,259,790
Commitments and contingencies
Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000,000 shares authorized and 183,480,545 and 189,821,011 issued and outstanding as of October 1, 2022 and October 2, 2021, respectively.	183	190
Additional paid in capital	89,934	204,711
Retained deficit	(288,068)	(422,459)
Total stockholders’ deficit	(197,951)	(217,558)
Total liabilities and stockholders’ deficit	$1,109,631	$1,042,232

Consolidated Statements of Cash Flows

(Amounts in thousands)

	Year Ended
	October 1, 2022	October 2, 2021
	(Unaudited)	(Audited)
Operating Activities
Net income	$159,029	$126,634
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	30,769	26,553
Equity-based compensation	11,346	24,217
Amortization of deferred financing costs and debt discounts	1,982	2,483
Provision for doubtful accounts	1,186	2,105
Deferred income taxes	2,466	2,848
Loss (gain) on disposition of assets	466	(1,606)
Loss on debt extinguishment	—	9,169
Changes in operating assets and liabilities:
Accounts and other receivables	(7,621)	(9,484)
Inventories	(143,147)	(47,787)
Prepaid expenses and other current assets	(1,476)	2,674
Other assets	(12,670)	(11,164)
Accounts payable and accrued expenses	23,841	35,756
Income taxes payable	5,566	5,088
Operating lease assets and liabilities, net	(5,093)	1,786
Net cash provided by operating activities	66,644	169,272
Investing Activities
Purchases of property and equipment	(31,726)	(28,931)
Business acquisitions, net of cash acquired	(107,663)	(8,868)
Proceeds from disposition of fixed assets	408	2,444
Net cash used in investing activities	(138,981)	(35,355)
Financing Activities
Borrowings on Revolving Credit Facility	45,000	—
Payments on Revolving Credit Facility	(45,000)	—
Repayment of long-term debt	(8,100)	(396,135)
Issuance of long-term debt	—	907
Payment of deferred financing costs	—	(9,579)
Proceeds from options exercised	1,378	—
Repurchase and retirement of common stock	(152,146)	—
Proceeds from issuance of common stock upon initial public offering, net	—	458,587
Net cash (used in) provided by financing activities	(158,868)	53,780
Net (decrease) increase in cash and cash equivalents	(231,205)	187,697
Cash and cash equivalents, beginning of year	343,498	155,801
Cash and cash equivalents, end of year	$112,293	$343,498
Supplemental Information:
Interest	$32,617	$36,408
Income taxes, net of refunds received	41,149	28,559

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net income	$57,934	$44,541	$159,029	$126,634
Interest expense	9,581	7,369	30,240	34,410
Income tax expense	15,569	14,746	49,088	36,495
Depreciation and amortization expense(1)	7,889	7,348	30,769	26,553
Management fees(2)	—	—	—	382
Equity-based compensation expense(3)	3,097	5,030	11,922	25,621
Loss on debt extinguishment(4)	—	—	—	9,169
Costs related to equity offerings(5)	—	458	550	10,444
Strategic project costs(6)	532	—	4,960	—
Executive transition costs and other(7)	4,940	2,490	5,718	905
Adjusted EBITDA	$99,542	$81,982	$292,276	$270,613

	Three Months Ended		Year Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net income	$57,934	$44,541	$159,029	$126,634
Management fees(2)	—	—	—	382
Equity-based compensation expense(3)	3,097	5,030	11,922	25,621
Loss on debt extinguishment(4)	—	—	—	9,169
Costs related to equity offerings(5)	—	458	550	10,444
Strategic project costs(6)	532	—	4,960	—
Executive transition costs and other(7)	4,940	2,490	5,718	905
Tax effects of these adjustments(8)	(2,143)	(2,005)	(5,788)	(11,677)
Adjusted net income	$64,360	$50,514	$176,391	$161,478

Diluted earnings per share	$0.31	$0.23	$0.85	$0.67
Adjusted diluted earnings per share	$0.35	$0.26	$0.95	$0.85
Weighted average shares outstanding
Basic	183,267	189,582	184,347	185,412
Diluted	184,688	192,729	186,148	190,009

(1)
Includes depreciation related to our distribution centers and locations, which is reported in cost of merchandise and services sold in our consolidated statements of operations.
(2)
Represents amounts paid or accrued in connection with our management services agreement, which was terminated upon the completion of our IPO in November 2020 and are reported in SG&A in our consolidated statements of operations.
(3)
Represents charges related to equity-based compensation and the related Company payroll tax expense, which are reported in SG&A in our consolidated statements of operations.
(4)
Represents non-cash expense due to the write-off of deferred financing costs related to the term loan modification and the repayment of our senior unsecured notes in Fiscal 2021, which are reported in loss on debt extinguishment in our consolidated statements of operations.
(5)
Includes one-time payments of contractual amounts incurred in connection with our IPO that was completed in November 2020, which are reported in SG&A, and costs incurred for follow-on equity offerings, which are reported in other (income) expenses, net in our consolidated statements of operations.
(6)
Represents non-recurring costs, such as third-party consulting costs, which are not part of our ongoing operations and are incurred to execute differentiated, strategic projects, and are reported in SG&A in our consolidated statements of operations.
(7)
Includes executive transition costs, losses (gains) on disposition of fixed assets, merger and acquisition costs and other non-recurring, non-cash or discrete items as determined by management. Amounts are reported in SG&A and other (income) expenses, net in our consolidated statements of operations.
(8)
Represents the tax effect of the total adjustments based on our actual statutory tax rate. Amounts are reported in income tax expense in our consolidated statements of operations.

Note: A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to our results computed in accordance with GAAP.